Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statement on Forms S-1 (No. 333-274199 and 333-280742), Forms S-3 (No. 333-238721, 333-284477 and 333-290713), and Forms S-8 (No. 333-225864, 333-237498, 333-254171, 333-263675, 333-270362, 333-277901, and 333-285752) of our report dated March 12, 2025 relating to the financial statements appearing in the Annual Report on Form 10-K of electroCore, Inc and Subsidiaries for the year ended December 31, 2025

/s/ Marcum llp

Morristown, NJ

March 19, 2026